      As filed with the Securities and Exchange Commission on May 22, 2000
                                                          Registration No. 333 -
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           TRANSOCEAN SEDCO FOREX INC.
             (Exact name of registrant as specified in its charter)

             CAYMAN ISLANDS               4 GREENWAY PLAZA                         N/A
     (State or other jurisdiction of     HOUSTON, TEXAS 77046     (I.R.S. Employer Identification No.)
      incorporation or organization)        (713) 232-7500

                               (Address, including zip code,
                             and telephone number, including
                area code, of registrant's principal executive offices)

                                  ERIC B. BROWN
                           TRANSOCEAN SEDCO FOREX INC.
                                4 GREENWAY PLAZA
                              HOUSTON, TEXAS 77046
                                 (713) 232-7500
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                 WITH COPIES TO:

        GENE J. OSHMAN                              DAN FLECKMAN
        BAKER BOTTS L.L.P.                          ANDREWS & KURTH L.L.P.
        3000 ONE SHELL PLAZA                        4200 TEXAS COMMERCE TOWER
        HOUSTON, TEXAS 77002                        HOUSTON, TEXAS 77002
        (713) 229-1234                              (713) 220-4200

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-59001

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

                                                                                         Proposed
                                                                         Proposed         maximum
                                                         Amount           maximum        aggregate        Amount of
            Title of each class of                  to be registered   offering price     offering       registration
         securities to be registered                      (1)           per share(1)      price(2)           fee
         ---------------------------                ----------------   --------------    ---------       ------------
Debt Securities(3).............................            --               --

Ordinary Shares(4).............................            --               --

Total..........................................            --               --          $50,938,800       $13,448

(1) The proposed maximum initial offering price per unit will be determined from time to time by the Registrant.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o). In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $50,938,800 or the equivalent thereof in foreign currencies. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(3) Subject to Footnote (2), there is being registered hereunder an indeterminate principal amount of Debt Securities that may be issued from time to time by the Registrant. If any such Debt Securities are issued at an original issue discount, then the such greater principal amount thereof is being registered hereunder as shall result in an aggregate initial offering price of up to $50,938,800.

(4) Subject to Footnote (2), there is being registered hereunder an indeterminate number of Ordinary Shares that may be issued from time to time by the Registrant, including Ordinary Shares issuable upon conversion, exchange or repurchase of Debt Securities.

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
                                EXPLANATORY NOTE

     This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-3 (Registration No. 333-59001) filed on July 13, 1998 by Transocean Offshore Inc., and adopted by Transocean Sedco Forex Inc., a Cayman Islands exempted company (the "Company"), pursuant to Rule 414 under the Securities Act, with the Securities and Exchange Commission, as amended by Post-Effective Amendment No. 1 and Post-Effective Amendment No. 2 thereto, are incorporated herein by reference. Filed as exhibits hereto are the following opinions and consents:

      5.1     --   Opinion of Eric B. Brown, Esq.
      5.2     --   Opinion of Walkers
      23.1    --   Consent of Ernst & Young LLP
      23.2    --   Consent of PricewaterhouseCoopers LLP
      24      --   Powers of Attorney

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on May 22, 2000.

                                            TRANSOCEAN SEDCO FOREX INC.


                                            By: /s/ ROBERT L. LONG
                                               ---------------------------------
                                               Robert L. Long
                                               Executive Vice President and
                                               Chief Financial Officer


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON MAY 22, 2000.

                     Signature                                              Title
                     ---------                                              -----

                         *
--------------------------------------------------     Chairman of the Board of
                Victor E. Grijalva                     Directors

            /s/ J. MICHAEL TALBERT                     President, Chief Executive Officer
--------------------------------------------------        and Director (Principal
                J. Michael Talbert                        Executive Officer)

              /s/ ROBERT L. LONG                       Executive Vice President and
--------------------------------------------------        Chief Financial Officer
                  Robert L. Long                          (Principal Financial Officer)

               /s/ RICARDO ROSA                        Vice President and Controller
--------------------------------------------------        (Principal Accounting Officer)
                   Ricardo Rosa

                         *                             Director
--------------------------------------------------
                 Richard D. Kinder

                         *                             Director
--------------------------------------------------
               Ronald L. Kuehn, Jr.

                         *                             Director
--------------------------------------------------
                 Arthur Lindenauer

                         *                             Director
--------------------------------------------------
                Martin B. McNamara

                         *                             Director
--------------------------------------------------
                   Roberto Monti

                         *                             Director
--------------------------------------------------
                    Alain Roger

                         *                             Director
--------------------------------------------------
                   Kristian Siem

                         *                             Director
--------------------------------------------------
                  Ian C. Strachan


*  By: /s/ WILLIAM E. TURCOTTE
      --------------------------------------------
       William E. Turcotte
       (Attorney-in-Fact)

                                INDEX TO EXHIBITS


EXHIBIT
NUMBER              DESCRIPTION
------              -----------
  5.1     --   Opinion of Eric B. Brown, Esq.
  5.2     --   Opinion of Walkers
  23.1    --   Consent of Ernst & Young LLP
  23.2    --   Consent of PricewaterhouseCoopers LLP
  24      --   Powers of Attorney